                                  Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62889) pertaining to the IMPCO Investment and Tax Savings Plan of our report dated August, 1995, with respect to the financial statement and schedules of the IMPCO Investment and Tax Savings Plan included in this Annual Report (Form 11-K) for the year ended March 31, 1998.

                                                  ERNST & YOUNG LLP

Long Beach, California
September 25, 1998


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